SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          ------------------------------------------------------------



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): August 22, 2000








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



            Florida                       0-24097              59-3396369
 (State or other jurisdiction    (Commission File Number)     (IRS Employer
       of incorporation)                                   Identification No.)


             450 South Orange Avenue                     32801
                Orlando, Florida                      (Zip Code)
    (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

         Courtyard(R) by Marriott(R) located in Alpharetta, Georgia, Residence Inn(R) by Marriott(R) located in Salt Lake City, Utah and three TownePlace Suites(R) by Marriott(R) Properties located in Mount Laurel, New Jersey, Scarborough, Maine and Tewksbury, Massachusetts. On August 22, 2000, the Company purchased five Properties for an aggregate purchase price of approximately $52 million. The Properties are a Courtyard by Marriott located in Alpharetta, Georgia (the "Alpharetta Property"), a Residence Inn by Marriott located in Salt Lake City, Utah, in the community of Cottonwood (the "Cottonwood Property") and three TownePlace Suites Properties located in each of Mount Laurel, New Jersey (the "Mount Laurel Property"), Scarborough, Maine (the "Scarborough Property") and Tewksbury, Massachusetts (the "Tewksbury Property").

         The Company acquired the Alpharetta Property for $13,877,000 from Courtyard Management Corporation, the Cottonwood Property for $14,573,000 from Residence Inn by Marriott, Inc. and the Mount Laurel, Scarborough and Tewksbury Properties for $7,711,000, $7,160,000 and $9,050,000, respectively, from
TownePlace Management Corporation. In connection with the purchase of the five Properties, the Company, as lessor, entered into five separate, long-term lease agreements. The tenant of the Properties is the same unaffiliated lessee. The leases on all five Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years.

o        The leases require minimum rent payments as follows:

                                                                Minimum
                      Property              Location          Annual Rent
           -------------------------   -------------------    ---------------

           Alpharetta Property         Alpharetta, GA            $1,387,700
           Cottonwood Property         Salt Lake City, UT         1,457,300
           Mount Laurel Property       Mount Laurel, NJ             771,100
           Scarborough Property        Scarborough, ME              716,000
           Tewksbury Property          Tewksbury, MA                905,000

o A security deposit for each of the Properties has been retained by the Company as security for the tenant's obligations under the leases as follows:

               Alpharetta Property              $693,850
               Cottonwood Property               728,650
               Mount Laurel Property             385,550
               Scarborough Property              358,000
               Tewksbury Property                452,500

o The tenant of the five Properties has established an FF&E Reserve for each Property which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Deposits to the FF&E Reserve are made once every four weeks as follows:
         (i) for the Alpharetta Property, 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter, (ii) for the Cottonwood Property, 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (iii) for the Mount Laurel, Scarborough and Tewksbury Properties, 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has entered into an agreement with the tenant in which Marriott International, Inc. has agreed to advance and loan to the tenant any amounts needed to pay minimum rent under the leases (the "Liquidity Facility Agreement"). The Liquidity Facility Agreement terminates on the earlier of the end of the fourth lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The maximum amount of the liquidity facility is $5,237,100. Upon acquisition of the Courtyard Overland Park Property and the three SpringHill Suites(R)by Marriott(R)Properties located in Centreville, Virginia, and Charlotte and Raleigh, North Carolina, as described in the section of the Prospectus entitled "Business -- Pending Investments," the maximum amount of the liquidity facility will increase to $10,017,000 and the agreement will cover minimum rent payments for the pending investments listed above, in addition to these five Properties. From this time, net operating income from all nine properties will be pooled in determining whether the properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. The tenant has assigned its rights to receive advances under the Liquidity Facility Agreement to the lessor.

         The estimated federal income tax basis of the depreciable portion of the five Properties is as follows:

                   Alpharetta Property                     $12,280,000
                   Cottonwood Property                      12,896,000
                   Mount Laurel Property                     6,824,000
                   Scarborough Property                      6,336,000
                   Tewksbury Property                        8,009,000

         The Alpharetta Property, which opened in January 2000, is a Courtyard by Marriott located in Alpharetta, Georgia. The Alpharetta Property includes 153 guest rooms, two meeting rooms with approximately 1,100 square feet, an indoor pool and spa, an exercise room and a restaurant and lounge. The property is located approximately 26 miles north of downtown Atlanta. Other lodging facilities located in proximity to the Alpharetta Property include an AmeriSuites, a Hampton Inn & Suites, a Residence Inn by Marriott, a SpringHill Suites by Marriott and a Sumner Suites.

         The Cottonwood Property, which opened in August 1999, is a Residence Inn by Marriott located in Salt Lake City, Utah, in the community of Cottonwood. The Cottonwood Property includes 144 guest rooms, a 690 square foot meeting room, an outdoor pool and spa, a SportCourt(R) and an exercise room. Other lodging facilities located in proximity to the Cottonwood Property include a Candlewood Suites, a Homewood Suites and a Residence Inn by Marriott.

         The Mount Laurel Property, which opened in November 1999, is a TownePlace Suites by Marriott located in Mount Laurel, New Jersey. The Mount Laurel Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. The property is located within 15 miles of downtown Philadelphia, Pennsylvania. Other lodging facilities located in proximity to the Mount Laurel Property include a Courtyard by Marriott and a Fairfield Inn(R) by Marriott(R).

         The Scarborough Property, which opened in June 1999, is a TownePlace Suites by Marriott located in Scarborough, Maine, which is a suburb of Portland. The Scarborough Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. Other lodging facilities located in proximity to the Scarborough Property include an AmeriSuites, a Comfort Inn, a Fairfield Inn by Marriott, a Hampton Inn, a Residence Inn by Marriott and another TownePlace Suites by Marriott.

         The Tewksbury Property, which opened in July 1999, is a TownePlace Suites by Marriott located in Tewksbury, Massachusetts. The Tewksbury Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. The property is located approximately 25 miles northwest of downtown Boston. Other lodging facilities located in proximity to the Tewksbury Property include a Hawthorn Suites, a Homewood Suites, a Residence Inn by Marriott and another TownePlace Suites by Marriott.

         The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                    Revenue
                                                                     Average       Average            per
                                                                    Occupancy       Daily          Available
           Property                Location              Year         Rate        Room Rate          Room
-------------------------    -------------------    -----------  -------------  --------------    ------------

Alpharetta Property          Alpharetta, GA           **2000         50.60%        $96.83           $54.72

Cottonwood Property          Salt Lake City, UT        *1999         29.20%        $85.10           $27.00
                                                      **2000         70.70%         90.97            66.90

Mount Laurel Property        Mount Laurel, NJ          *1999         26.10%        $55.65           $15.04
                                                      **2000         68.60%         67.72            48.13

Scarborough Property         Scarborough, ME           *1999         65.70%        $70.38           $47.44
                                                      **2000         64.20%         62.13            41.22

Tewksbury Property           Tewksbury, MA             *1999         72.60%        $83.16           $62.60
                                                      **2000         83.00%         84.58            72.64

* Data for the Cottonwood Property represents the period August 11, 1999 through December 31, 1999, data for the Mount Laurel Property represents the period November 22, 1999 through December 31, 1999, data for the Scarborough Property represents the period June 25, 1999 through December 31, 1999 and data for the Tewksbury Property represents the period July 15, 1999 through December 31, 1999.
** Data for the Alpharetta Property represents the period January 7, 2000 through August 11, 2000 and data for the Cottonwood, Mount Laurel, Scarborough and Tewksbury Properties represents the period January 1, 2000 through August 11, 2000.

         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties opened between June 1999 and January 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                          CNL HOSPITALITY PROPERTIES, INC.


Dated:  September 5, 2000                      By:   /s/ Robert A. Bourne
                                                     --------------------------
                                                     ROBERT A. BOURNE, President